UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8‑K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2016

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PJT Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001‑36869	36-4797143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
280 Park Avenue New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 364-7800

Not Applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 10, 2016, PJT Partners Holdings LP, as borrower (in such capacity, the “Borrower”), entered into a Renewal Agreement (the “Renewal Agreement”) and related documents with First Republic Bank, as lender (the “Lender”), amending the terms of the Borrower’s revolving credit facility with the Lender under the Loan Agreement dated October 1, 2015 (as amended, the “Loan Agreement”). The Renewal Agreement provides for a one-year extension of the maturity of the credit facility from October 2, 2017 to October 2, 2018.

The Loan Agreement continues to provide for a revolving credit facility with aggregate commitments in an amount equal to $60.0 million, which aggregate commitments may be increased, on the terms and subject to the conditions set forth in the Loan Agreement, to up to $80.0 million during certain times of the year. Indebtedness under the Loan Agreement is not guaranteed by PJT Partners Inc. or any subsidiaries of the Borrower, but continues to be secured by first priority liens on all accounts receivable, including placement and advisory fees, payable to the Borrower, Park Hill Group LLC and PJT Partners LP. Drawings under the credit facility will continue to bear interest at a per annum rate of prime minus 1%.

The descriptions of the Loan Agreement and the Renewal Agreement set forth herein are summary in nature and are qualified in their entirety by reference to the full text of those documents, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1	Loan Agreement, dated October 1, 2015, between PJT Partners Holdings LP and First Republic Bank.
10.2	Renewal Agreement, dated October 10, 2016, between PJT Partners Holdings LP and First Republic Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PJT Partners Inc.
By:	/s/ Helen T. Meates
Name: Helen T. Meates
Title: Chief Financial Officer

Date: October 13, 2016

EXHIBIT INDEX

Exhibit Number	Description
10.1	Loan Agreement, dated October 1, 2015, between PJT Partners Holdings LP and First Republic Bank.
10.2	Renewal Agreement, dated October 10, 2016, between PJT Partners Holdings LP and First Republic Bank.